UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 20, 2004

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15149 (Commission File Number)	42-0991521 (IRS Employer Identification No.)

2140 Lake Park Blvd. Richardson, Texas (Address of principal executive offices)	75080 (Zip Code)

Registrant’s telephone number, including area code: (972) 497-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Fifth Amendment to Second Amended/Restated Receivables Purchase Agreement

Item 1.01 Entry into a Material Definitive Agreement.

     LPAC Corp., a wholly-owned subsidiary of Lennox International Inc. (the “Registrant”), has entered into a Fifth Amendment to Second Amended and Restated Receivables Purchase Agreement (the “Amendment”), dated as of December 20, 2004, with Lennox Industries Inc., a wholly-owned subsidiary of the Registrant, Liberty Street Funding Corp., the investors named in the Second Amended and Restated Receivables Purchase Agreement, The Bank of Nova Scotia, YC SUSI Trust, Bank of America, National Association and The Yorktown Investors. The primary purpose of the Amendment was to extend the term of the Registrant’s accounts receivable securitization facility until December 15, 2005. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report and is hereby incorporated by reference into the above description of the Amendment.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
10.1	Fifth Amendment to Second Amended and Restated Receivables Purchase Agreement, dated December 20, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: December 21, 2004	By:	/S/ Kenneth C. Fernandez
		Name:	Kenneth C. Fernandez
		Title:	Associate General Counsel

EXHIBIT
NUMBER	DESCRIPTION
10.1	Fifth Amendment to Second Amended and Restated Receivables Purchase Agreement, dated December 20, 2004.